EXHIBIT 16.1
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September 16, 2005




Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Intraop Medical Corporation (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Intraop Medical Corporation dated September 12, 2005. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ Stonefield Josephson, Inc.


Stonefield Josephson, Inc.